Exhibit 10.39
LIONS GATE ENTERTAINMENT CORP.
2017 PERFORMANCE INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Option Agreement”) dated ____________________ by and between LIONS GATE ENTERTAINMENT CORP., a company recognized under the laws of the Province of British Columbia (the “Corporation”), and ____________________ (the “Participant”), evidences the nonqualified stock option (the “Option”) granted by the Corporation to the Participant as to the number of the Corporation’s Class B non-voting common shares (“Class B Common Shares”) first set forth below.

Number of Class B Common Shares:	Award Date:
Exercise Price per Share:[1] $	Expiration Date:[1,2]
Vesting[1,2] [The Option shall become vested as to one-third of the total number of Class B Common Shares subject to the Option on each of the first, second and third anniversaries of the Award Date.]

The Option is granted under the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan (the “Plan”) and subject to the Terms and Conditions of Incentive Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan. The Option is in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein. The Participant acknowledges receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

[The Option has been granted to the Participant in complete fulfillment of the Corporation’s obligations to grant stock options under the provisions of [Section ___] of the Participant’s written employment agreement with the Corporation or one of its Subsidiaries.]

“Participant”	Lions Gate Entertainment Corp.

Signature: _________________________	By: _________________________
Print Name:________________________	Name: ______________________
Title: ______________________
CONSENT OF SPOUSE

In consideration of the Corporation’s execution of this Option Agreement, the undersigned spouse of the Participant agrees to be bound by all of the terms and provisions hereof and of the Plan.

__________________________________        ______________________
Signature of Spouse                    Date

1 Subject to adjustment under Section 7.1 of the Plan.
2 Subject to early termination under Section 4 of the Terms and Section 7.2 of the Plan.

TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION

1.	Vesting; Limits on Exercise; Incentive Stock Option Status.

The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option, as set forth on the cover page of this Option Agreement. The Option may be exercised only to the extent the Option is vested and exercisable.

•
Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

•
Minimum Exercise. No fewer than 100 Class B Common Shares (subject to adjustment under Section 7.1 of the Plan) may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•	Nonqualified Stock Option. The Option is a nonqualified stock option and is not, and shall not be, an incentive stock option within the meaning of Section 422 of the Code.

2.	Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule applicable to the Option requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option (with the exception of any acceleration provisions provided for in the Participant’s most recently executed employment agreement then in effect, if any and to the extent applicable to the Option) and the rights and benefits under this Option Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services, as provided in Section 4 below or under the Plan.

Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Participant’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Participant’s other compensation.

3.	Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

•
a written notice stating the number of Class B Common Shares to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Administrator may require from time to time;

•	payment in full for the Exercise Price of the shares to be purchased in cash, check or by electronic funds transfer to the Corporation;

•	any written statements or agreements required pursuant to Section 8.1 of the Plan; and

•	satisfaction of the tax withholding provisions of Section 8.5 of the Plan.

The Administrator also may, but is not required to, authorize a non-cash payment alternative by one or more of the following methods (subject in each case to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Administrator may adopt as to any such payment method):

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	in Class B Common Shares already owned by the Participant, valued at their fair market value (as determined under the Plan) on the exercise date;

•
a reduction in the number of Class B Common Shares otherwise deliverable to the Participant (valued at their fair market value on the exercise date, as determined under the Plan) pursuant to the exercise of the Option; or

•	a “cashless exercise” with a third party who provides simultaneous financing for the purposes of (or who otherwise facilitates) the exercise of the Option.

4.    Early Termination of Option.

4.1    Possible Termination of Option upon Certain Corporate Events. The Option is subject to termination in connection with certain corporate events as provided in Section 7.2 of the Plan.

4.2    Termination of Option upon a Termination of Participant’s Employment or Services. Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 4.1 above, if the Participant ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary, the following rules shall apply (the last day that the Participant is employed by or provides services to the Corporation or a Subsidiary is referred to as the Participant’s “Severance Date”):

(i)
other than as expressly provided below in this Section 4.2, (a) the Participant (or the Participant’s beneficiary or personal representative in the event of the Participant’s death) will have until the date that is six (6) months after his or her Severance Date to exercise the Option (or portion thereof) to the extent that it was vested on the

Severance Date, (b) the Option, to the extent not vested on the Severance Date, shall terminate on the Severance Date, and (c) the Option, to the extent exercisable for the 6-month period following the Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 6-month period;

(ii)	if the Participant’s employment or services are terminated by the Corporation or a Subsidiary for Cause (as defined below), the Option (whether vested or not) shall terminate on the Severance Date.

For purposes of the Option, “Cause” has the meaning given to such term (or similar term) in any employment agreement between the Participant and the Corporation or a Subsidiary then in effect or, if there is no such agreement (or such agreement does not include such a definition), means that the Participant:

(1)
has been negligent in the discharge of his or her duties to the Corporation or any of its Subsidiaries, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(2)
has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses);

(3)	has materially breached any of the provisions of any agreement with the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or

(4)
has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; has improperly induced a vendor or customer to break or terminate any contract with the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries; or has induced a principal for whom the Corporation, any of its Subsidiaries or any affiliate of the Corporation or any of its Subsidiaries acts as agent to terminate such agency relationship.

In all events the Option is subject to earlier termination on the Expiration Date of the Option or as contemplated by Section 4.1. The Administrator shall be the sole judge of whether the Participant continues to render employment or services for purposes of this Option Agreement.

5.	Non-Transferability.

The Option and any other rights of the Participant under this Option Agreement or the Plan are nontransferable and exercisable only by the Participant, except as set forth in Section 5.7 of the Plan.

6.	Notices.

Any notice to be given under the terms of this Option Agreement shall be deemed to have been well and sufficiently given if mailed by prepaid registered mail, telexed, telecopied, telegraphed, or delivered, if to the Corporation, at its principal office to the attention of the Secretary, and if to the Participant, at the Participant’s last address on the payroll records of the Corporation, or at such other address as each party may from time to time direct in writing. Any such notice shall be deemed to have been received, if mailed, telexed, telecopied, or telegraphed, forty-eight hours after the time of mailing, telexing, telecopying, or telegraphing, and if delivered, upon delivery. If normal mail service is interrupted by a labour dispute, slowdown, strike, force majeure, or other cause, a notice sent by mail shall not be deemed to be received until actually received, and the party giving such notice shall use such other services as may be available to ensure prompt delivery or shall deliver such notice.

7.	Plan.

The Option and all rights of the Participant under this Option Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Participant agrees to be bound by the terms of the Plan and this Option Agreement (including these Terms). The Participant acknowledges having read and understood the Plan, the Prospectus for the Plan, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

8.	Entire Agreement.

This Option Agreement (including these Terms) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Option Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

9.	Governing Law.

This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California, except to the extent that the laws of British Columbia are applicable as the jurisdiction of incorporation of the Corporation.

10.	Effect of this Agreement.

Subject to the Corporation’s right to terminate the Option pursuant to Section 7.2 of the Plan, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

11.	Quebec Participants.

If the Participant is a resident of the Province of Quebec, the Participant acknowledges receipt of an information memorandum in respect of the Plan.

12.	Language.

The parties hereto have requested that this Option Agreement and the certificates, documents or notices relating thereto be drafted in the English language. Les parties a cet accord ont exige que cet accord et tous certificats, documents ou avis y afferent soit redige en langue anglaise.

13.	Counterparts.

This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14.	Section Headings.

The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

15.	Clawback Policy.

The Option is subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require forfeiture of the Option and repayment or forfeiture of any Class B Common Shares or other cash or property received with respect to the Option (including any value received from a disposition of the shares acquired upon exercise of the Option).

16.	No Advice Regarding Grant.

The Participant is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Participant may determine is needed or appropriate with respect to the Option (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Option and any shares that may be acquired upon exercise of the Option). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Option Agreement) or recommendation with respect to the Option. Except for the withholding rights contemplated by Section 3 above and Section 8.5 of the Plan, the Participant is solely responsible for any and all tax liability that may arise with respect to the Option and any shares that may be acquired upon exercise of the Option.